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                                                                 EXHIBIT 23(a)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-4 of The Scotts Company of our report dated November 14, 1994 on our audits of the consolidated financial statements and financial statement schedules of The Scotts Company and Subsidiaries as of September 30, 1994 and 1993, and for the years in the period ended September 30, 1994, which report is incorporated by reference in The Scotts Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994. We also consent to the reference to our Firm under the caption "Experts."



                                                   COOPERS & LYBRAND L.L.P.



Columbus, Ohio
February 1, 1995